UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2009

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2009, the stockholders of Ecolab Inc. (“Ecolab” or the “Company”) re-approved the Ecolab Inc. Management Performance Incentive Plan (the “Performance Plan”) recommended by the Company’s Board of Directors.  The Board of Directors had previously amended and restated the Performance Plan on February 27, 2009, subject to stockholder approval.

Ecolab has maintained the Performance Plan and similar, stockholder-approved, performance-based bonus plans continuously since 1994.  With the approval of the Performance Plan by the stockholders, performance-based bonuses paid under the plan will continue to qualify for an exemption from the deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria.

The Performance Plan is briefly described below.  This description is qualified in its entirety by reference to the actual Performance Plan, which is filed as Exhibit (10) to this Form 8-K and incorporated by reference herein.

Awards granted under the Performance Plan will provide for a cash payment to be made to participants solely on account of the attainment of one or more pre-established, objective performance goals. Each performance goal will consist of performance criteria, which will be one or more objectively determinable measures related to individual, business unit or Company performance, and a performance target which is the level at which the relevant performance criteria must be achieved for purposes of determining whether a cash payment is to be made under an award. For purposes of the Performance Plan, the committee administering the plan may choose performance criteria from among one or more of the following measures:

• Diluted earnings per share which is net income or loss per share, diluted, as reported in the Company’s audited year-end consolidated statement of income for the plan year (“Income Statement”);

• operating income as reported or included in the Income Statement;

• net sales as reported or included in the Income Statement;

• days sales outstanding (“DSO”) which is the 12 point average of month-end DSO based on monthly performance for days sales invested in accounts receivable;

• capital expenditures as reported or included in the Company’s year-end audited consolidated statement of cash flows for the plan year;

• inventory days on hand (“DOH”) which is the average of 12 month-end DOH numbers based on month-end inventory and divided by monthly cost of goods;

• controllable expenses which are those expenses under the control of the participant;

• return on beginning equity which is net income divided by beginning of the year “shareholder’s equity” as reported or included in the Company’s year-end audited balance sheet for the plan year; and

• return on net assets which is (x) operating income less income taxes at the applicable rate divided by (y) total assets, less cash and cash equivalents, investments in securities and non-interest bearing liabilities as reported or included in the Company’s year-end audited financial statements for the plan year.

The Performance Plan is administered by a committee (the “Committee”) appointed by the Company’s Board of Directors consisting of two or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.  The Committee has the authority to select the participants under the Performance Plan; establish the terms of the awards; determine the time or times when awards will be granted; and establish restrictions and other conditions of the awards.  The Committee may reduce or eliminate the compensation or other economic benefit due pursuant to an award.

Participants in the Performance Plan will be those eligible executive officers who are selected by the Committee to receive awards for a plan year.  The Committee will determine in writing for each participant the performance goal(s) for the participant.  Once the Committee has received the appropriate financial and other data after the end of the plan year, it will determine the extent to which the applicable performance goals have been met and the corresponding amount of the award earned by each participant.  In no event, however, may a participant receive more than $5 million pursuant to an award for any plan year.   In the event of a participant’s termination of employment during a plan year, the Committee may approve the payment of a pro-rated award.

The Performance Plan will remain in effect through and including the plan year ending December 31, 2013, unless earlier suspended or terminated by the Company’s Board of Directors.  The Performance Plan may be amended in any respect that the Board may deem to be in the best interests of the Company, provided that no amendment shall be effective without the approval of the stockholders of the Company if such approval of the amendment is then required for the Performance Plan to continue to qualify as a performance-based compensation plan pursuant to Section 162(m) of the Code.

Item 8.01  Other Events.

Ecolab’s Annual Meeting of Stockholders was held on May 8, 2009.  A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99).

At the meeting, 86.8% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of three Class II Directors for a term ending at the annual meeting in 2012. The three persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Against	Abstain
Leslie S. Biller	199,608,866	5,206,708	232,124
Jerry A. Grundhofer	201,556,303	3,271,507	219,888
John J. Zillmer	198,618,015	5,969,662	460,021

In addition, the terms of office of the following directors continued after the meeting:  Class III Directors for a term ending in 2010 — Richard U. De Schutter, Joel W. Johnson, Beth M. Pritchard; and Class I Directors for a term ending in 2011 — Douglas M. Baker, Jr., Barbara J. Beck, Jerry W. Levin and Robert L. Lumpkins.

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2009.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
201,828,100	3,112,534	107,064	0

The third proposal voted upon was the re-approval of the Ecolab Inc. Management Performance Incentive Plan, as amended.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
195,824,409	8,225,571	997,718	0

The fourth proposal voted upon was an advisory stockholder proposal to eliminate classification of terms of the Board of Directors. The stockholder proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
133,325,830	49,677,715	1,525,607	20,518,546

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(10)     Ecolab Inc. Management Performance Incentive Plan, as amended and restated on February 27, 2009.

(99)     Ecolab Inc. News Release dated May 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 11, 2009	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(10)	Ecolab Inc. Management Performance Incentive Plan, as amended and restated on February 27, 2009.	Filed herewith electronically.

(99)	Ecolab Inc. News Release dated May 8, 2009.	Filed herewith electronically.